Exhibit 1.1

RESONANT INC.

2,360,870 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

September 9, 2016

National Securities Corporation

As representative of the several Underwriters

Named in Schedule V hereto

410 Park Avenue
14th Floor
New York, NY 10022

Ladies and Gentlemen:

Resonant Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule V hereto (the “Underwriters”), for whom National Securities Corporation is acting as representative (the “Representative”), an aggregate of 2,360,870 authorized but unissued shares (the “Firm Shares”) and, at the election of the Underwriters, up to 354,130 additional shares (the “Additional Shares”), in each case of common stock, par value $0.001 per share (the “Common Stock”) of the Company, in an offering under its registration statement on Form S-3 (File No. 333-211374) (the Firm Shares and the Additional Shares being collectively called the “Shares”).

The Company and the Underwriters hereby confirm their agreement with respect to the purchase and sale of the Shares as follows:

1.                                    REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-211374) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares to a form of prospectus included in the Registration Statement in the form heretofore delivered to the Underwriters. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.” Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus which is filed or used prior to filing the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.                                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a)                               The Company represents and warrants to, and agrees with, the Underwriters as follows:

(i)                                  No order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus has been issued by the Commission and each such document, at the time of filing or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof.

(ii)                              The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any.  The Registration Statement has become and remains effective as provided in Section 8 of the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii)                          Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date (as hereinafter defined) and the Option Closing Date (as hereinafter defined), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date and the Option Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date and the Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the rules and regulations of the Commission applicable thereto. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Representative specifically for use in the preparation thereof.

(iv)                          Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Statutory Prospectus and the information set forth in Schedule I to this Agreement, all considered together (collectively, the “Time of Sale Disclosure Package”), and together with the price to the public, the number of Firm Shares and the number of Additional Shares to be included on the cover page of the Prospectus nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1)                              “Time of Sale” means 8:30 a.m. (Eastern time) on the date of this Agreement.

(2)                              “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3)                              “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4)                              “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

(5)                              “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(v)                              (A)                          Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(B)                           At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)                           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vi)                          The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present in all material respects the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified (subject to normal year-end audit adjustments for interim financial statements) and have been prepared in conformity with generally accepted accounting principles in the United States of America consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly in all material respects the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. To the Company’s knowledge, Crowe Horwath LLP and Squar Milner LLP, which have expressed their opinions with respect to the audited financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, are each an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and neither accountant is in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(vii)                      The Company and each of its domestic subsidiaries have been duly organized under the laws of its jurisdiction of organization. The Company and each of its domestic subsidiaries is validly existing as a corporation (or as applicable, such other legal entity) in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the corporate (or as applicable, such other legal entity) power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation (or other legal entity) in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would result in a Material Adverse Change (as defined below) or affect its ability to execute or perform its obligations under this Agreement.

(viii)                  Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the

Company and its subsidiaries taken as a whole, entered into any transactions not in the ordinary course of business which are material to the Company and its subsidiaries taken as a whole, declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding options, warrants or convertible notes or vesting of any outstanding restricted stock units), any material change in the Company’s short-term or long-term debt, any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries (other than an incentive stock option to purchase 15,000 shares of Common Stock granted on September 6, 2016), or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(ix)                          Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would result in any Material Adverse Change.

(x)                              This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except in each case for violations and defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws, in each case as in effect on the date hereof. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as have been obtained or may be required under the Securities Act, state securities or blue sky laws, or the rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Capital Market, or consents that, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby; and the Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(xi)                          All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock and preferred stock, if any, are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); the Shares which may be sold hereunder by the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement, and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and not subject to any preemptive or other similar rights of any security holder of the Company; and the Shares conform to the description thereof contained in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  The Warrant Shares (as defined below) issuable upon exercise of the Underwriters’ Warrants (as defined below) have been reserved for issuance upon the exercise thereof and, when issued in accordance with the terms of such securities, against payment of the consideration set forth therein will be validly issued, fully paid and non-assessable; to the Company’s knowledge, the holders thereof are not and will not be subject to personal liability by reason of being such holders; and all corporate action required to be taken for the authorization, issuance and sale of the Warrant Securities (as defined below) has been duly and validly taken. The Warrant Securities conform in all respects to all statements with respect thereto contained in the Registration Statement.  Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of the capital stock of the Company pursuant to the Company’s certificate of incorporation, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been waived.  All of the issued and outstanding shares of capital stock of each of the Company’s domestic subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of the capital stock of each of the Company’s subsidiaries. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xii)                      The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body (collectively, “Regulatory Authorities”)) required for the conduct of its business as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiii)                  The Company’s registration with any Regulatory Authorities, if any are required, in respect of the Company’s products and services, and all supporting documentation, materials, correspondence, and information filed by it with any Regulatory Authorities, is in compliance in all material respects with all applicable laws and all rules applied by such Regulatory Authorities, including with respect to accuracy of filings with such Regulatory Authorities.

(xiv)                  There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has received any notice, warning letter or other communication from any governmental entity, which (A) enjoins any present or proposed activities of the Company or any of its subsidiaries, (B) enters or proposes to enter into a consent decree or permanent injunction with the Company or any of its subsidiaries, or (C) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its subsidiaries.

(xv)                      The Company and its subsidiaries have good and marketable title to all real and personal property described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them which are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries and as would not result in a Material Adverse Change.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries and as would not result in a Material Adverse Change.

(xvi)                  The Company and each of its subsidiaries owns, possesses or licenses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, except for any such items that the failure to so own, possess or license would not result in a Material Adverse Change; except as stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding that the Company or any of its subsidiaries infringes or otherwise violates any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others.

(xvii)              Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or bylaws, in each case as in effect on the date hereof, or (B) in breach of or otherwise in default, and, to the Company’s knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except for any breach or default that would not result in a Material Adverse Change.

(xviii)          The Company and its subsidiaries have timely filed all federal, state and local income tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

(xix)                  The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(a)(xiv) of this Agreement.

(xx)                      The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.  The Company has complied in all material respects with the applicable requirements of the NASDAQ Capital Market for maintenance of inclusion of the Common Stock on the NASDAQ Capital Market.

(xxi)                  The subsidiaries of the Company listed on Schedule III hereto are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).

(xxii)              The Company maintains a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States of America and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since December 31, 2014, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated), (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (iii) to the Company’s knowledge, no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxiii)          Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxiv)          The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties.

(xxv)              The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvi)          As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act or Rule 430B thereunder (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” registration statement on Form S-3 with the Commission.

(xxvii)      Pursuant to General Instruction I.B.6 of Form S-3, adopted by the Commission, the issuance of the Firm Shares and the Additional Shares is eligible to be registered pursuant to the Prospectus filed as a part of the Registration Statement.

(xxviii)  The documents incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xxix)          The Company is in substantial compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, except where such noncompliance would not, individually or in the aggregate, result in a Material Adverse Change.

(xxx)              The Company has established disclosure and maintains controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to provide reasonable assurance that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer, and such disclosure controls and procedures are effective.

(xxxi)          Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii)      The operations of the Company and its subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii)  Neither the Company nor any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv)  No approval of the stockholders of the Company under the rules and regulations of NASDAQ Capital Market is required for the Company to issue and deliver the Shares to the Underwriters pursuant to this Agreement.

(b)                              Any certificate signed by any officer of the Company and delivered to the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.                                    PURCHASE, SALE AND DELIVERY OF SHARES.

(a)                               On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to $3.995 per share or such higher price so that the underwriting discount, following the offering of the shares and the price to the public as contemplated by the Prospectus, with respect to each such share is six percent (6%) (the “Per Share Price”), the number of Firm Shares as set forth opposite the name of such Underwriter on Schedule V hereto, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Additional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Per Share Price, that portion of the number of Additional Shares as to which such election shall have been exercised (to be adjusted so as to eliminate fractional shares) determined by multiplying such number of Additional Shares by a fraction, the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule V hereto and the denominator of which is the maximum number of Additional Shares that all of the Underwriters are entitled to purchase hereunder.

As referenced in Section 3(a)(ii) above, the Company hereby grants to the several Underwriters the option to purchase from the Company the Additional Shares, at the Per Share Price. This option may be exercised by the Representative on behalf of the Underwriters in whole or in part at any time (but not more than once) on or before the date that is thirty (30) days following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date nor later than two business days after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree in writing.

Payment of the purchase price and delivery for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in Section 3(b) below.

(b)                              The Shares will be delivered by the Company to, or as directed by, the Underwriters and the Underwriters shall deliver or cause to be delivered to the Company, by wire transfer, same-day funds payable to the order of the Company equal to the aggregate purchase price for the Firm Shares or the Additional Shares, as appropriate, at the offices of National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, or such other location as directed by the Underwriters and may be mutually acceptable, (1) with respect to the Firm Shares, at 10:00 a.m. Eastern time on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such time and date of delivery being herein referred to as the “Closing Date”) and (2) with respect to the Additional Shares, at 10:00 a.m. Eastern time on the Option Closing Date. If the Representative so elects, delivery of the Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Representative.

(c)                               The Company hereby agrees to issue and sell to the Representative on the Closing Date and Option Closing Date warrants to purchase that number of shares of Common Stock equal to an aggregate of five percent (5%) of the amount of Firm Shares and Additional Shares, respectively, sold in the offering (the “Underwriters’ Warrants”).  The Underwriters’ Warrants as evidenced by the Underwriters’ Warrant Agreement, in the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing twelve (12) months after the Effective Date and expiring three (3) years after the Effective Date at an initial exercise price per share of $4.25.  The Underwriters’ Warrants and the shares of Common Stock issuable upon exercise thereof (“Warrant Shares”) are sometimes referred to herein collectively as the “Warrant Securities.”  The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Warrant Securities and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Warrant Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities other than in accordance with FINRA Rule 5110.

4.                                    COVENANTS.

(a)                               The Company covenants and agrees with the Underwriters as follows:

(i)                                  During the period beginning on the date hereof and ending on the later of the Closing Date, the Option Closing Date or such date, as in the opinion of counsel for the Underwriters and counsel for the Company, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(ii)                              During the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)                          (A)                          During the Prospectus Delivery Period, the Company will comply as far as it is reasonably able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, and the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure

Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)                           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)                          The Company shall use its reasonable efforts to take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate upon written request and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)                              The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents (in each case without exhibits thereto or documents incorporated therein by reference) as soon as practicable following receipt of a request therefor, in such quantities as the Underwriters may from time to time reasonably request.

(vi)                          The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)                      The Company will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including any Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions as requested by the Representative and to the extent required by law, (D) the fees and expenses of any transfer agent or registrar for the Shares, (E) the filing fees incident to any required review and approval by FINRA of the terms of the sale of the Shares, (F) listing fees, if any, (G) all other costs and expenses incident to the performance by the Company of its obligations hereunder that are not otherwise specifically provided for herein, (H) all costs and expenses relating to investor presentations or any “road show”, including, without limitation, the costs of recording and hosting on the Internet of the Company’s road show presentation and any travel expenses of the Company’s officers and employees and any other expenses of the Company, and (I) the fees, disbursements and expenses of the Underwriters’ counsel; provided, however, that the maximum amount of fees, costs and expenses incurred by the Underwriters with respect to subparagraphs (A) through (I) above, on their own behalf, including, without limitation, the fees, disbursements and expenses of counsel to the Underwriters, that the Company shall be required to pay under this Section 4(a)(vii) shall be $65,000.  If this Agreement is terminated by the Underwriters pursuant to Section 8(i) or (ii) hereof or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled or waived by the Representative, the Company will reimburse the Underwriters, upon presentation of a written accounting in reasonable detail (but without the need to include the underlying statements or evidence of payment) for all reasonable actual out-of-pocket disbursements (including but not limited to printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder and for reasonable fees and disbursements of counsel, not to exceed $65,000 in the aggregate. Except as provided herein, the Underwriters shall pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel.

(viii)                  The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)                          None of the Company and its subsidiaries has taken or will take, and, to the Company’s knowledge, none of its or their employees, officers or directors has taken or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)                              Except as provided in this Agreement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xi)                          During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic reports as required by the Exchange Act.

(xii)                      The Company and its subsidiaries will maintain controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities, subject to the representation in Section 2(a)(xxii).

(xiii)                  The Company and its subsidiaries, to the extent required, will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act, subject to the representation in Section 2(a)(xxii).

(xiv)                  The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Underwriters represent and agree that, unless they obtain the prior written consent of the Company, it has not made and will not make and they have not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(xv)                      The Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (A) the Company’s sale of the Shares hereunder, (B) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s equity incentive plan or employee stock purchase plan or any agreement duly adopted for such purpose by a majority of the Company’s non-employee directors or a committee comprised of non-employee directors, (C) the issuance of Common Stock pursuant to the vesting, exercise or conversion of options, restricted stock units, warrants, convertible notes or other rights outstanding on the date hereof, and (D) the issuance by the Company of securities pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, provided that such issuances are not primarily for the purpose of raising capital. The Company also will not, during such ninety (90) day period, file any registration statement under the Securities Act which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-4 or Form S-8. The Company will cause each director and executive officer listed on Schedule IV to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit B hereto (“Lock-Up Agreement”), pursuant to which each such person shall agree, among other things, subject to the terms, conditions, limitations and exceptions set forth in each such letter, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of ninety (90)  days from the date of the Prospectus, without the prior written consent of the Representative.

5.                                    CONDITIONS OF THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy in all material respects, as of the date hereof and at the Closing Date and the Option Closing Date (as if made at the Closing Date or Option Closing Date) of all representations and warranties contained herein and the compliance and performance in all material respects with the agreements of the Company contained herein (except to the extent any such representations, warranties or agreements expressly relate to a specified earlier date, in which case, such representations, warranties and agreements shall be accurate or complied with in all material respects as of such specified earlier date and except for those representations, warranties and agreements that are qualified by materiality or Material Adverse Change, which shall be accurate or complied with in all respects) and to the following additional conditions, in each case unless waived by the Representative in writing:

(a)                               If the filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and compensation arrangements.

(b)                              The Underwriters shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ opinion, is material, or omits to state a fact which, in the Underwriters’ opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)                               Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent which are material to the Company and its subsidiaries taken as a whole, entered into any transactions not in the ordinary course of business which are material to the Company and its subsidiaries taken as a whole, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding options, warrants or convertible notes or vesting of any outstanding restricted stock units as disclosed in the Time of Sale Disclosure Package and in the Prospectus), any material change in the short-term or long-term debt of the Company except for the extinguishment thereof, any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of the Company’s subsidiaries (other than the issuance of options, restricted stock units and other awards or shares under the Company’s equity incentive plans and employee stock purchase plans), or any Material Adverse Change, the effect of which, in any such case described above, in the Representative’s reasonable judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.

(d)                             On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)                               On the Closing Date and the Option Closing Date, there shall have been furnished to the Representative the opinion of Stubbs Alderton and Markiles, LLP,counsel for the Company, dated as of the date of delivery, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(f)                                On the date of the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this

Agreement and also at each of the Closing Date and the Option Closing Date, the Underwriters shall have received a letter from Crowe Horwath LLP and Squar Milner LLP, dated the respective dates of delivery thereof, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g)                              On the Closing Date and the Option Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, to the effect that:

(i)                                  The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the date of delivery (except to the extent any such representations or warranties expressly relate to a specified earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such specified earlier date), and the Company has complied in all material respects with all the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date (except for any such agreements or conditions that have been waived by the Representative);

(ii)                              No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the signer’s knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                          The signer of said certificate has carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus), and

(A)                          each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state, and did not omit to state as of its date or the time of first use within the meaning of the Rules and

Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B)                           neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale, any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)                           since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus that has not been so filed,

(D)                          except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, entered into any transactions not in the ordinary course of business which are material to the Company and its subsidiaries taken as a whole, declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding options, warrants or convertible notes or vesting of any restricted stock units pursuant to the Company’s existing equity incentive plan or employee stock purchase plan), any material change in the Company’s short-term or long-term debt except for the extinguishment thereof, any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries (other than the issuance of options, restricted stock units and other awards or shares under the Company’s equity incentive plan and employee stock purchase plan), or any Material Adverse Change, and

(E)                            except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, the negative outcome of which, individually or in the aggregate, would result in any Material Adverse Change.

(h)                              At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the date of delivery certifying: (i) that the certificate of incorporation of the Company is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(i)                                  At each of the Closing Date and the Option Closing Date, the Representative shall have received a certificate from the Company’s transfer agent certifying to the incumbency of the transfer agent and the number of issued and outstanding shares of Common Stock as of the date of delivery.

(j)                                  At the Closing Date only, the Representative shall have received a certificate of good standing from the states of organization of the Company and each of its domestic subsidiaries set forth on Schedule III and each other state where the nature of the business conducted by the Company or any such subsidiary require it to be qualified to do business.

(k)                              At the Closing Date, the Representative shall have received the written agreements, substantially in the form of Exhibit B hereto, of the directors and executive officers of the Company listed on Schedule IV to this Agreement.

(l)                                  The Company shall have furnished to the Representative and counsel for the Underwriters such additional documents, certificates and evidence as the Representative or counsel for the Underwriters may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.

6.                                    INDEMNIFICATION AND CONTRIBUTION.

(a)                               The Company agrees to indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities to which the Underwriters may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a)(i), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding upon presentation of a written accounting in reasonable detail (but without the need to include the underlying statements or evidence of payment), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which they may otherwise have.

(b)                              Each of the Underwriters will severally and not jointly indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of the Securities Act of the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by an Underwriter with respect to such Underwriter specifically for use in the preparation thereof, and will reimburse the Company, or any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, or such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)                               Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the Underwriters to be represented by separate counsel, the Underwriters shall have the right to employ a single counsel to represent the Underwriters in any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which it is entitled under this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (other than with respect to fees and expenses that the indemnifying party is contesting in good faith). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                             If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the respective Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the respective Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the respective Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the respective Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the respective Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the respective Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages that the respective Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                               The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the respective

Underwriter within the meaning of the Securities Act; and the obligations of the respective Underwriter under this Section 6 shall be in addition to any liability that the respective Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f)                                Each Underwriter confirms severally and not jointly and the Company acknowledges that there is no information concerning the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, except for the following disclosure contained in the “Underwriting” section of the Prospectus: the fourth paragraph and the information under the sub-headers “Stabilization” and “Passive Market Making,” and the first sentence of “Offer Restrictions Outside the United States.”

7.                                    REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

8.                                    TERMINATION OF THIS AGREEMENT.

(a)                               The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any condition of the Underwriters’ obligations set forth in Section 5 hereunder is not fulfilled or waived by the Representative, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ Capital Market or trading in securities generally on the NASDAQ Capital Market shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Capital Market by such exchange or by order of the Commission or any other governmental authority having jurisdiction (which includes the Company’s Common Stock), or (iv) a banking moratorium shall have been declared by federal or state authorities which prevents payment by an Underwriter pursuant to Section 3, in each case of (i) through (iv) herein, the effect of which, in the Representative’s good faith judgment, would make it impracticable to proceed with the offering, sale and/or delivery of the Shares as contemplated by the Registration Statement and the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)                              If the Representative elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by the Representative by telephone, confirmed by letter as provided in Section 11.

9.                                                DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Date or at the Option Closing Date to sell and deliver the Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Section 4(a)(vii), any nondefaulting party. No action taken pursuant to this Section 9 shall relieve the Company from liability, if any, in respect of such default.

10.                            DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Shares such Underwriter or Underwriters has agreed to purchase hereunder hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule V hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule V hereto, the remaining Underwriters shall have the right, but not the obligation, to purchase all or any of such Shares and/or to arrange for the purchase of such Shares by another party, and if such nondefaulting Underwriters do not purchase all such Shares or arrange for the purchase of all such Shares by another party, then this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.                            NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, fax: (212) 380-2828 Attention: Jonathan Rich, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, California 92612, fax (949) 732-6501, Attention: Daniel K. Donahue, Esq.; if to the Company, shall be mailed, delivered or telecopied to it at 110 Castilian Drive, Suite 100, Goleta, California  93117, fax (805) 845-7592, Attention: Mr. Terry Lingren, Chief Executive Officer, with a copy (which shall not constitute notice) to Stubbs Alderton & Markiles, LLP, 15260 Ventura Blvd., 20th Floor, Sherman Oaks, California 91403, fax (818) 444-6302, Attention John McIlvery, Esq.  or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                            PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

13.                                        ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

14.                                        GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions. The parties hereby irrevocably and unconditionally: submit to the jurisdiction of the federal and state courts located in the State of New York, for any dispute related to this Agreement or any of the matters contemplated hereby; consent to service of process by registered or certified mail return receipt requested or by any other manner provided by applicable law; and waive any right to claim that any action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

15.                                        INTEGRATION; AMENDMENT. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Representative, or any of the other Underwriters, with respect to the subject matter hereof. No provision of this Agreement may be modified or amended except in a written instrument signed by the Company and the Representative.

16.                                        COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

RESONANT INC.

By:	/s/ Terry Lingren
Terry Lingren, Chief Executive Officer

Confirmed as of the date first above.

By:	/s/ Jonathan C. Rich
Jonathan C. Rich,
Executive Vice President

On behalf of each of the Underwriters

Exhibit A

Form of Underwriters’ Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

IN ADDITION, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF ONE-HUNDRED EIGHTY (180) DAYS IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OF THE PUBLIC OFFERING OF THE COMPANY’S SECURITIES PURSUANT TO REGISTRATION STATEMENT NO.: 333-211374 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(G)(2).

RESONANT INC.

UNDERWRITER WARRANT

              shares of Common Stock

September    , 2016

This UNDERWRITER WARRANT (this “Warrant”) of Resonant Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), is being issued pursuant to that certain Underwriting Agreement, dated September 9, 2016 (the “Underwriting Agreement”), between the Company and National Securities Corporation (the “Underwriter”) relating to a firm commitment public offering (the “Offering”) of shares of common stock, $0.001 par value, of the Company (the “Common Stock”) underwritten by the Underwriter.

FOR VALUE RECEIVED, the Company hereby grants to National Securities Corporation and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to               shares of Common Stock [NB: 5% of the shares sold in the public offering] (such shares underlying this Warrant, the “Warrant Shares”), at a per share purchase price equal to $4.25 (the “Exercise Price”), subject to the terms, conditions and adjustments set forth below in this Warrant.

1.                                    Date of Warrant Exercise. This Warrant shall become exercisable three hundred sixty-five (365) days after the Base Date (the “Exercise Date”). As used in this Warrant, the term “Base Date” shall mean September 9, 2016 (the effective date of the public offering of the Company’s securities pursuant to the registration statement). Except as permitted by applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), this Warrant and the underlying Warrant Shares shall not be sold, transferred, assigned, pledged or hypothecated prior to the date that is one-hundred eighty (180) days immediately following the Base Date pursuant to FINRA Rule 5110(g)(1), except as permitted under FINRA Rule 5110(g)(2).

2.                                    Expiration of Warrant.  This Warrant shall expire on the three (3) year anniversary of the Base Date (the “Expiration Date”).

3.                                    Exercise of Warrant.  This Warrant shall be exercisable pursuant to the terms of this Section 3.

3.1                            Manner of Exercise.

(a)                               This Warrant may only be exercised by the Holder hereof on or after the Exercise Date and on or prior to the Expiration Date, in accordance with the terms and conditions hereof, in whole or in part (but not as to fractional shares) with respect to any portion of this Warrant, during the Company’s normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”), by surrender of this Warrant to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by a written exercise notice in the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the aggregate Exercise Price for the number of Warrant Shares purchased upon exercise of this Warrant. Upon surrender of this Warrant, the Company shall cancel this Warrant document and shall, in the event of partial exercise, replace it with a new Warrant document in accordance with Section 3.3.

(b)                              Except as provided for in Section 3.1(c) below, each exercise of this Warrant must be accompanied by payment in full of the aggregate Exercise Price in cash by check or wire transfer in immediately available funds for the number of Warrant Shares being purchased by the Holder upon such exercise.

(c)                               The aggregate Exercise Price for the number of Warrant Shares being purchased may also, in the sole discretion of the Holder, be paid in full or in part on a “cashless basis” at the election of the Holder:

(i)                                  in the form of Common Stock owned by the Holder (based on the Fair Market Value (as defined below) of such Common Stock on the date of exercise);

(ii)                              in the form of Warrant Shares withheld by the Company from the Warrant Shares otherwise to be received upon exercise of this Warrant having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Warrant Shares being purchased by the Holder; or

(iii)                          by a combination of the foregoing, provided that the combined value of all cash and the Fair Market Value of any shares surrendered to the Company is at least equal to the aggregate Exercise Price for the number of Warrant Shares being purchased by the Holder.

For purposes of this Warrant, the term “Fair Market Value” means with respect to a particular date, the average closing price of the Common Stock for the five (5) trading days immediately preceding the applicable exercise herein as officially reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any securities exchange as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

To illustrate a cashless exercise of this Warrant under Section 3.1 (c)(ii) (or for a portion thereof for which cashless exercise treatment is requested as contemplated by Section 3.1(c)(iii) hereof), the calculation of such exercise shall be as follows:

X = Y (A-B)/A

where:

X =               the number of Warrant Shares to be issued to the Holder (rounded to the nearest whole share).

Y =                   the number of Warrant Shares with respect to which this Warrant is being exercised.

A =                   the Fair Market Value of the Common Stock.

B =                    the Exercise Price.

(d)                              For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood, and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 3.1(c) above shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood, and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 3.1(c) above shall be deemed to have commenced on the date this Warrant was issued.

3.2                            When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Sections 3.1 and 12 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

3.3                            Delivery of Common Stock Certificates and New Warrant.  As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 9 and 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a)                               a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon exercise; and

(b)                              in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

4.                                    Certain Adjustments.  For so long as this Warrant is outstanding:

4.1                            Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Reorganization or Merger by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The provisions of this Section 4.1 shall similarly apply to successive Reorganizations and/or Mergers.

4.2                            Splits and Subdivisions; Dividends.  In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution payable in additional shares of Common Stock or other securities, or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

4.3                            Combination of Shares.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

4.4                            Adjustments for Other Distributions.  In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s Board of Directors) or options or rights not referred to in Sections 4.2 or 4.3 then, in each such case for the purpose of this Section 4.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

5.                                    No Impairment.  The Company will not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment.

6.                                    Notice as to Adjustments.  With respect to each adjustment pursuant to Section 4 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and furnish the Holder with a certificate certified and confirmed by the Secretary or Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment, which report shall be mailed by first class mail, postage prepaid to the Holder.

7.                                    Reservation of Shares.  The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not subject to preemptive rights of shareholders of the Company, such number of its shares of Common Stock as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its Reasonable Commercial Efforts (as defined in Section 14 hereof) to obtain the requisite shareholder approval necessary to increase the number of authorized shares of Common Stock. The Company hereby represents and warrants that all shares of Common Stock issuable upon proper exercise of this Warrant shall be duly authorized and, when issued and paid for upon proper exercise, shall be validly issued, fully paid and nonassessable.

8.                                    Listing.  The Company shall secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain such listing of shares of Common Stock.  The Company shall at all times comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of The NASDAQ Stock Market (or such other national securities exchange or market on which the Common Stock may then be listed, as applicable).

9.                                    Restrictions on Transfer.

9.1                            Restrictive Legends.  This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 10 hereof, each certificate for Common Stock issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 9. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

9.2                            Notice of Proposed Transfer.  Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder’s intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

(i)                                  If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 9.1 hereof.

(ii)                              If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either: (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 9.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act.

9.3                            Certain Other Transfer Restrictions. Notwithstanding any other provision of this Warrant: (i) prior to the Exercise Date, this Warrant or the Restricted Securities thereunder may only be transferred or assigned to the persons permitted under FINRA Rule 5110(g), and (ii) subject at all times to FINRA Rule 5110(g), no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to any Person employed by or owning equity in the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the original purchaser hereof and such transfer is permitted under applicable securities laws.

9.4                            Termination of Restrictions.  Except as set forth in Section 9.3 hereof and subject at all times to FINRA Rule 5110(g), the restrictions imposed by this Section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which shall have been effectively registered under the Securities Act, or (b) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or Section 10 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1 hereof.

10.                            Ownership, Transfer, Sale and Substitution of Warrant.

10.1                    Ownership of Warrant.  The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 9 and 10 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

10.2                    Office; Exchange of Warrant.

(a)                               The Company will maintain its principal office at the location identified in the prospectus relating to the Offering or at such other offices as set forth in the Company’s most current filing (as of the date notice is to be given) under the Securities Exchange Act of 1934, as amended, or as the Company otherwise notifies the Holder.

(b)                              The Company shall cause to be kept at its office maintained pursuant to Section 10.2(a) hereof a Warrant Register for the registration and transfer of the Warrant.  The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register.  The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)                               Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance with Section 9 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

10.3                    Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

10.4                    Opinions.  In connection with the sale of the Warrant Shares by Holder, the Company agrees to cooperate with the Holder, and at the Company’s expense, to have its counsel provide any legal opinions required to remove the restrictive legends from the Warrant Shares in connection with a sale, transfer or legend removal request of Holder.

11.                            No Rights or Liabilities as Stockholder.  No Holder shall be entitled to vote or be deemed the holder of any equity securities which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

12.                            Notices.  Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, at the address of the holder in the warrant register maintained pursuant to Section 10 hereof, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 10.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

13.                            Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

14.                            Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the Federal or state courts whose districts encompass any part of the County of New York located in the City of New York, New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by any manner permitted by law. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof. When used herein, the term “Reasonable Commercial Efforts” means, with respect to the applicable obligation of the Company, reasonable commercial efforts for similarly situated, publicly-traded companies.

(Signature on Following Page)

IN WITNESS WHEREOF, the Company has caused this Underwriter Warrant to be duly executed as of the date first above written.

RESONANT INC.

By:
Terry Lingren,
Chief Executive Officer

EXHIBIT A
FORM OF EXERCISE NOTICE
[To be executed only upon exercise of Warrant]

To RESONANT INC.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to [_____] Warrant Shares, at an exercise price of $[____] per share, and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of and delivered to:

The undersigned is hereby making payment for the Warrant Shares in the following manner:

[check one]

[   ]                          by cash in accordance with Section 3.1(b) of the Warrant

[   ]                          via cashless exercise in accordance with Section 3.1(c) of the Warrant in the following manner:

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

EXHIBIT B
FORM OF ASSIGNMENT
[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________ [include name and addresses] the rights represented by the Warrant to purchase __________ shares of Common Stock of RESONANT INC. to which the Warrant relates, and appoints ______________ Attorney to make such transfer on the books of RESONANT INC maintained for the purpose, with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

Signed in the presence of:

(Signature of Transferee)

(Street Address)

	(City)	(State)	(Zip Code)

Signed in the presence of:

Exhibit B

Form of Lockup Agreement

National Securities Corporation

410 Park Avenue
14th Floor
New York, NY 10022

September 9, 2016

Re:                          Resonant Inc. – Public Offering of Common Stock

Dear Sirs:

In order to induce National Securities Corporation (the “Representative”), acting as representative to the several underwriters (the “Underwriters”), to enter into an underwriting agreement (the “Underwriting Agreement”) with Resonant Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), the undersigned hereby agrees that for a period (the “Lock-Up Period”) of ninety (90) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which the undersigned may be deemed to beneficially own by virtue of holding sole dispositive control with respect thereto, in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (b) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust, partnership, corporation, limited liability company or other entity controlled by the undersigned for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned, (c) sales of up to 50% of the shares of Common Stock acquired upon vesting of restricted stock units to pay tax withholding obligations, (d) the distribution of shares of Common Stock to limited partners, members or stockholders in the ordinary course of business of a fund or entity owned or controlled by the undersigned, or (e) sales of any Beneficially Owned Shares, Common

B-1

Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to the terms of any trading plan established pursuant to Rule 10b5-1 under the Exchange Act that is existing as of the date of the Underwriting Agreement; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), each donee shall agree to be bound by the terms of this letter agreement.

For the purposes of the immediately preceding paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

For avoidance of doubt, nothing in this letter agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this letter agreement.

If (i) the Company notifies the Underwriter in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the Offering shall not have been completed by September 16, 2016, then upon the occurrence of any such event, this letter agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

[Signatory]

By:

Name:

Its:

B-2

Schedule I

Time of Sale Disclosure Package

None.

Schedule I

Schedule II

Issuer General Free Writing Prospectuses

None.

Schedule III

Subsidiaries

GVR Trade S.A., a company organized under the laws of Switzerland

Schedule III

Schedule IV

Directors and Executive Officers

John Major	Chairman of the Board
Terry Lingren	Chief Executive Officer and Director
George Holmes	President, Chief Commercial Officer and Director
Robert Hammond	Chief Technology Officer and Director
Ross Goolsby	Interim Chief Financial Officer
Neal Fenzi	Chief Operating Officer
Michael Fox	Director
Janet Cooper	Director
Thomas Joseph	Director
Richard Kornfeld	Director

Schedule V

Underwriters

Underwriter	Firm Shares	Additional Shares

National Securities Corporation	2,360,870	354,130

Schedule V